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                                                                   Exhibit 13(e)

                           SUPPORT SERVICES AGREEMENT

      THIS AGREEMENT, dated October 31, 1996 by and between VAN KAMPEN AMERICAN CAPITAL MUNICIPAL INCOME TRUST, VAN KAMPEN AMERICAN CAPITAL CALIFORNIA MUNICIPAL TRUST, VAN KAMPEN AMERICAN CAPITAL HIGH INCOME TRUST, VAN KAMPEN AMERICAN CAPITAL HIGH INCOME TRUST II, VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST, and VAN KAMPEN AMERICAN CAPITAL INVESTMENT GRADE MUNICIPAL TRUST, each being a business trust organized under the laws of the Commonwealth of Massachusetts (herinafter collectively referred to as the "Funds"), and VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC. a Delaware Corporation, (hereinafter referred to as "VKAC").

                                   WITNESSETH

      WHEREAS, each of the Funds is registered as a closed-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act); and

      WHEREAS, VKAC has the capability of providing certain shareholder and broker communication support services ("Communication Support Services") to the Funds, including but not limited to telephonic and written correspondence with shareholders and brokers; and

      WHEREAS, each Fund desires to utilize VKAC in the provision of such Communication Support Services; and

      WHEREAS, VKAC has agreed to provide, as of October 31, 1996, and the Funds have agreed to receive from VKAC such Communication Support Services pursuant to this Agreement.

      NOW THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed:

1. Appointment of VKAC, As agent, VKAC shall provide each of the Funds the Communication Support Services as set forth in Paragraph 2 of this Agreement. VKAC accepts such appointment and agrees to furnish the Communications Support Services in return for the compensation provided in Paragraph 3 of this Agreement.

2. Services to be Provided, VKAC will provide the Funds the Communication Support Services set forth below:

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      A.    VKAC shall maintain a Shareholder Communications Broker Support
            Group (the "Service Staff") to timely respond to all telephonic, written and in person inquires and problems from brokers and their customers which are directed to the Funds' Houston, Texas office.

      B. VKAC shall hire persons for the Services Staff in numbers as it deems reasonably necessary to fulfill the terms of this Agreement.

3.    Expenses and Reimbursement.

      A. Each Fund shall reimburse VKAC for such Communications Support Service expenses as follows:

            (1) All salary and other wages, bonuses, group insurance, taxes, travel and other actual expenses paid to or on behalf of the personnel in the Service Staff;

            (2) All general overhead expenses attributable to the Service Staff including, but not limited to rent, furnishings and utilities;

            (3) All other out of pocket expenses, including but not limited to the following:

                  a)    postage;

                  b) the cost of the following equipment (including maintenance thereof) and services used for communicating with the shareholders of the Funds, the Funds' transfer agent (and its agents) or other agents of either the Funds or VKAC: printed forms, letters or other written materials; long distance telephone calls (both incoming and outgoing), data and other telephone lines; data

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                        circuit interface equipment; printing services and
                        computer line printers;

                  c) the cost of equipment (including maintenance thereof) used to microfilm, record, index, display and retrieve documents;

                  d)    the cost of computers (including maintenance thereof);

                  e) the cost of equipment used to record and play back telephone conversations; and

                  f) the cost of third-party vendors contracted by VKAC to provide the equipment (and maintenance thereof) and services listed above.

B. The Communications Support Services shall be allocated between the Funds on a pro-rata basis, to be determined by data developed from the number of telephone calls and correspondence from and returned to shareholders and brokers relating to each respective Fund during each month, and will be paid by VKAC and reimbursed by the Funds monthly. VKAC will tender to each month which shall certify the total Support Services expenses expended, and the portion to be reimbursed to VKAC by such Fund.

C. Except as provided in this Section 3, VKAC will receive no other compensation in connection with Communication Support Services rendered in accordance with this Agreement and VKAC will be responsible for all other expenses relating to the providing of the Communication Support Services.

4. Maintenance of Records. All records maintained by VKAC in connection with the performance of its duties under this Agreement will remain the property of each respective Fund and will be preserved by VKAC for the periods prescribed in
Section 31 of the 1940 Act and the

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rules thereunder or such applicable rules that may be adopted from time to time under the 1940 Act. In the event of termination of the Agreement, such records will be promptly delivered to each respective Fund. Such records may be inspected by each respective Fund at reasonable times.

5. Liability of VKAC. VKAC shall not be liable to any Fund for any action taken or anything done by it or its agents or contractors on behalf of such fund in carrying out the terms and provisions of the Agreement if done in good faith and without gross negligence or misconduct on the part of VKAC, its agents or contracts.

6. Indemnification By Funds. Each Fund will indemnify and hold VKAC harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by VKAC resulting from: (A) any claim, demand, action or suit in connection with VKAC's acceptance of this Agreement; (B) any action or omission by VKAC in the performance of its duties hereunder; (C) VKAC's acting upon instructions believed by it to have been executed by a duly authorized officer of the Fund; or (D) VKAC's acting upon information provided by the Fund in form and under policies agreed to by VKAC and the Fund. VKAC shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence or willful misconduct of VKAC or its actions or contractors. Prior to confessing any claims against it which may be subject to this indemnification, VKAC shall give the Fund reasonable opportunity to defend against said claim in its own name or in the name of VKAC.

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7. Indemnification by VKAC. VKAC will indemnify and hold harmless each Fund from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by VKAC resulting from any claim, demand, action or suit arising out of VKAC's failure to comply with the terms of this Agreement or which arises out of the gross negligence or willful misconduct of VKAC or its agents or contractors. The Fund shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence or misconduct of such Fund or its agents or contractors; provided, that such gross negligence or misconduct is not attributable to VKAC, its agents or contractors. Prior to confessing any claim against it which may be subject to this indemnification, the Fund shall give VKAC reasonable opportunity to defend against said claim in its own name or in the name of such Fund.

8. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

9. Dual Interest. It is understood that some person or persons may be directors, trustees, officers, or shareholders of both the Funds and VKAC (including VKAC's affiliates), and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by a specific provision of applicable law.

10. Execution, Amendment and Termination. The term of this Agreement shall begin as of July 18, 1996, and unless sooner terminated as herein provided, this Agreement shall remain in effect through July 31, 1997, and thereafter from year to year if such continuation is specifically approved at least annually by the Board of Trustees of each Fund, including a majority of the

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independent Trustees of each Fund. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto and may be terminated after July 31, 1998, by at least sixty (60) days' written notice given by one party to the others. Upon termination hereof, each Fund shall pay to VKAC such compensation as may be due as of the date of such termination and shall likewise reimburse VKAC for its costs, expenses and disbursements payable under this Agreement to such date. This Agreement may be amended in the future to include as additional parties to the Agreement other investment companies for which VKAC, any subsidiary or affiliate serves as investment advisor or distributor.

11. Assignment. Any interest of VKAC under this Agreement shall not be assigned or transferred, either voluntarily or involuntarily by operation of law or otherwise, without the prior written consent of the Funds. This Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of the Funds.

12. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other parties at such address as such other parties may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of each Fund is One Parkview Plaza, Oakbrook Terrace, Illinois 60181, Attention: Ronald A. Nyberg.

13. Interpretive Provisions. In connection with the operation of the Agreement, VKAC and the Funds may agree from time to time on such provisions interpretative of or in addition to the

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provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.

14. State Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

15. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

16. Disclaimer. As provided for in Article V, Section 5.5 of each respective Fund's Declaration of Trust, as amended, under which each respective Fund is organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts, the shareholders, trustees, officers, employees, and other agents of each respective Fund shall not personally be found liable for the matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

/s/ William R. Molinari
-----------------------------
    William R. Molinari
    President

VAN KAMPEN AMERICAN CAPITAL MUNICIPAL INCOME TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

VAN KAMPEN AMERICAN CAPITAL CALIFORNIA MUNICIPAL TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

VAN KAMPEN AMERICAN CAPITAL LIMITED TERM HIGH INCOME TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

VAN KAMPEN AMERICAN CAPITAL INTERMEDIATE TERM HIGH INCOME TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

VAN KAMPEN AMERICAN CAPITAL INVESTMENT GRADE MUNICIPAL TRUST

/s/ Dennis J. McDonnell
-----------------------------
    Dennis J. McDonnell
    President

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